Exhibit 10.2
L/C SUPPORT AGREEMENT
This Amendment (this “Amendment”) to the L/C Support Agreement among Walter Investment Management Corp., certain of its Subsidiaries, and Walter Industries, Inc. (the “Agreement”), is entered into this 23rd day of September, 2010 by and between Walter Investment Management Corp. (the “Company”), certain of its Subsidiaries (as set forth in the Agreement, collectively the “Guarantors” and, together with the Company, the “Loan Parties”) and Walter Energy, Inc. (f/k/a Walter Industries, Inc.), as Support L/C Provider (the “Support L/C Provider”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as amended hereby).
WHEREAS, the Support L/C Provider and the Loan Parties entered into the Agreement effective April 20, 2009; and
WHEREAS, the Support L/C Provider and the Loan Parties desire to amend the Agreement in certain respects as hereinafter set forth;
NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1. Amendments.
Section 1.1 of the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
“Unencumbered Assets” shall include (i) Accounts and REO Property, in each case, owned beneficially and of record by a Loan Party, free and clear of any Liens and (ii) Residual Interests in the WMC Trusts, free and clear of any Liens.
“REO Property” shall mean real estate ownership of property which was acquired by a Loan Party through foreclosure or by deed in lieu of foreclosure. The value of the REO Property will be the carrying value of “Real Estate Owned” property on the Company’s financial statements each quarter. (This value is required to be fair value for GAAP purposes.)
“Residual Interest” shall mean the retained beneficial interest in the WMC Trusts that exposes the Company to credit risk directly or indirectly associated with the assets of the WMC Trusts. Specifically, the Residual Interest shall be calculated as the sum of (x)(i) “Restricted Cash of Securitization Trusts”, (ii) “Residential Loans of Securitization Trusts”, (iii) “Real Estate Owned of Securitization Trusts” and (iv) “Deferred Debt Issuance Cost of Securitization Trusts” less (y)(i) “Accounts Payable of Securitization Trusts”, (ii) “Mortgage-backed Debt of Securitization Trusts” and (iii) “Accrued Interest of Securitization Trusts”. (Each of these items as found as a separate component on the Borrower’s balance sheet and as reported in the Form 10-Q/10-K filed with the SEC. Upon the Lender’s request, such items shall be provided by the Borrower in a calculation format at the end of each fiscal quarter.)”

“WMC Trusts” shall mean, collectively, Mid-State Trust II, Mid-State Trust IV, Mid-State Trust VI, Mid-State Trust VII, Mid-State Trust VIII, Mid-State Trust X, Mid-State Trust XI, Mid-State Capital 2004-1 Trust, Mid-State Capital 2005-1 Trust, Mid-State Capital 2006-1 Trust and any similar securitization trusts whose residential interests are owned either directly or indirectly by the Borrower.
SECTION 2. Effectiveness and Effect.
This Amendment shall become effective as of the date (the “Effective Date”) that each of the Support L/C Provider and the Loan Parties shall have delivered executed counterparts of this Amendment and delivered by a duly authorized officer of each party thereto.
SECTION 3. Reference to and Effect on the Agreement and the Related Documents.
On and as of the Effective Date, (i) the Loan Parties hereby reaffirm all representations and warranties made by it in the Agreement (as amended hereby) and agree that all such representations and warranties shall be deemed to have been restated as of the Effective Date, (ii) the Loan Parties hereby represent and warrant that no Event of Default shall have occurred and be continuing, and (iii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.
SECTION 4. Governing Law.
THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 5. Severability.
Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6. Counterparts.
This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WALTER INVESTMENT
MANAGEMENT CORP.

By:	Kimberly Perez /s/

	Name:	Kimberly Perez
	Title:	CFO

Best Insurors, Inc.
Hanover Capital Partners 2, Ltd.
Hanover Capital Securities, Inc.
Walter Mortgage Company, LLC

By:	Kimberly Perez /s/

	Name:	Kimberly Perez
	Title:	VP

WALTER ENERGY, INC.

By:	Joseph B. Leonard /s/

	Name:	Joseph B. Leonard
	Title:	Chief Executive Officer